Exhibit 10.1

FORM OF

QSAM BIOSCIENCES, INC.

SERIES E-1 INCENTIVE PREFERRED STOCK

ISSUANCE AGREEMENT

Unless otherwise defined in this Issuance Agreement (the “Agreement”), the terms used herein shall have the meanings as set forth in the QSAM Biosciences, Inc. (the “Company”) Certificate of Designation for the Series E-1 Incentive Preferred Stock (the “Certificate of Designation”).

Article I. NOTICE OF SERIES E-1 PREFERRED STOCK GRANT

You have been issued Shares, subject to the terms and conditions of the Certificate of Designation and this Agreement, as follows:

Participant Name:

Date of Issuance:

Number of Shares:

Vesting Schedule:

Article II. GENERAL TERMS OF GRANT

Section 2.01 Issuance. The Company hereby issues to the individual named in the Notice of Grant in Article I (the “Participant”) under the Certificate of Designation, subject to all of the terms and conditions in this Agreement and the Certificate of Designation, which is incorporated herein by reference, the number of Shares as set forth in Article I, which are subject to vesting and forfeiture as set forth herein. In the event of a conflict between the terms and conditions of the Certificate of Designation and the terms and conditions of this Agreement, the terms and conditions of the Certificate of Designation will prevail.

Section 2.02 Vesting Schedule. The Participant understands that the rights provided to the holders of Shares shall vest per the schedule provided in Article I hereof. The Participant further understands that the Shares are subject to a risk of forfeiture, as set forth in Section 2.03.

Section 2.03 Forfeiture

(a)	Termination for Cause. If (i) the Participant’s employment or engagement with the Company is terminated by the Company “for cause”, as defined in the Participant’s employment agreement with the Company or (ii) Participant is removed from the Board of Directors by a majority vote of the Shares for reasons that would reasonably constitute “cause” under an employment arrangement, or (iii) materially breaches any consulting or services agreement under which any Shares have been issued or promised to such Participant, then in any such instance, the Company may repurchase all Shares from the Participant for their aggregate Par Value.

(b)	Termination without Cause. If (i) the Participant’s employment or engagement with the Company is terminated without “cause”, as defined in the Participant’s employment agreement with the Company, or (ii) Participant is removed from the Board of Directors by a majority vote of the Shares for reasons that would not reasonably constitute “cause” under an employment arrangement, such Participant’s vested Shares shall be retained by the Participant for a period of two (2) years, and upon the two year anniversary of termination, shall then immediately and automatically convert into Common Stock at the Conversion Ratio then in effect per the terms of Section 7 of the Certificate of Designation.

(c)	Termination for Good Reason or Material Change. If (i) the Participant’s employment or engagement with the Company is terminated by the Participant for “good reason” or after a “material change”, as defined in the Participant’s employment agreement with the Company or (ii) Participant resigns from the Board of Directors for “good reason” or after a “material change”, then in any such instance, such Participant’s Shares shall be retained by the Participant for a period of two (2) years, and upon the two year anniversary of termination, shall then immediately and automatically vest and convert into Common Stock at the Conversion Ratio then in effect per the terms of Section 7 of the Certificate of Designation.

(d)	Termination Without Good Reason. If (i) the Participant’s employment or engagement with the Company is terminated by the Participant without “good reason”, as defined in the Participant’s employment agreement with the Company or (ii) Participant resigns from the Board of Directors without “good reason” then in any such instance, such Participant’s vested Shares shall immediately and automatically convert into Common Stock at the Conversion Ratio then in effect per the terms of Section 7 of the Certificate of Designation.

(e)	Failure to Extend Employment Agreement or Board Appointment. If (i) the Participant’s employment or engagement with the Company is not extended beyond the initial term or an renewals thereof, as defined in the Participant’s employment agreement with the Company or (ii) Participant is not elected to continue to serve on the Board of Directors by a vote of the stockholders, then in any such instance, such Participant’s Shares shall be retained by the Participant for a period of one (1) year, and upon the one year anniversary of termination, shall then immediately and automatically vest and convert into Common Stock at the Conversion Ratio then in effect per the terms of Section 7 of the Certificate of Designation.

(f)	Death or Disability. If the Participant’s employment or engagement with the Company is terminated due to the Participant’s death or disability, then in any such instance, such Participant’s Shares shall immediately and automatically vest and convert into Common Stock at the Conversion Ratio then in effect per the terms of Section 7 of the Certificate of Designation.

Section 2.04 Withholding of Taxes. Regardless of any action the Company takes with respect to any or all applicable national, local, or other tax or social contribution, withholding, required deductions, or other payments, if any, that arise upon the issuance or vesting of the Shares or the holding or subsequent sale of Shares, and the receipt of dividends, if any (“Tax-Related Items”), Participant acknowledges and agrees that the ultimate liability for all Tax-Related Items legally due by Participant is and remains Participant’s responsibility and may exceed the amount actually withheld by the Company. Participant further acknowledges that the Company (a) makes no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Shares, including grant or vesting, the subsequent sale of Shares acquired, and the receipt of dividends, if any; and (b) does not commit to and is under no obligation to structure the terms of the Shares to reduce or eliminate Participant’s liability for Tax-Related Items, or achieve any particular tax result. Further, if Participant has become subject to tax in more than one jurisdiction between the date of grant and the date of any relevant taxable event, Participant acknowledges that the Company may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Section 2.05 No Guarantee of Continued Service. PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF THE SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY IN ACCORDANCE WITH THE PROVISIONS HEREIN AND NOT THROUGH THE ACT OF BEING HIRED, BEING ISSUED THE SHARES OR OTHERWISE ACQUIRING SHARES HEREUNDER. PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED EMPLOYMENT OR ENGAGEMENT AS AN EMPLOYEE OR SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND WILL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE RIGHT OF THE COMPANY (OR THE PARENT OR SUBSIDIARY EMPLOYING OR RETAINING PARTICIPANT) TO TERMINATE PARTICIPANT’S RELATIONSHIP AS AN EMPLOYEE OR SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

Section 2.06 Shares are Not Transferable. The Shares and the rights and privileges conferred hereby will not prior to conversion to Common Stock be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process; provided however, the Shares may be transferred to a trust or estate controlled by the Participant. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of the Shares prior to conversion to Common Stock, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this issuance and the rights and privileges conferred hereby immediately will become null and void.

Section 2.07 Additional Conditions to Issuance of Stock. If at any time the Company will determine, in its discretion, that the listing, registration or qualification of the Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the issuance of Shares to Participant (or his or her estate), such issuance will not occur unless and until such listing, registration, qualification, consent or approval will have been effected or obtained free of any conditions not acceptable to the Company. Where the Company determines that the delivery of the payment of any Shares will violate federal securities laws or other applicable laws, the Company will defer delivery until the earliest date at which the Company reasonably anticipates that the delivery of Shares will no longer cause such violation. The Company will make all reasonable efforts to meet the requirements of any such state or federal law or securities exchange and to obtain any such consent or approval of any such governmental authority. The Company shall not be obligated to issue any Shares pursuant to the Certificate of Designation at any time if the issuance of Shares violates or is not in compliance with any laws, rules or regulations of the United States or any state or country.

Section 2.08 Lock-Up Agreement. In connection with a public offering and up-listing to NASDAQ or NYSE of the Company’s securities, Participant hereby agrees not to offer, pledge, sell, contract to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company however and whenever acquired (other than those included in the registration) without the prior written consent of the Company and the managing underwriters for such offering for such period of time (not to exceed 180 days) from the effective date of such registration as may be requested by the Company or such managing underwriters and to execute an agreement reflecting the foregoing as may be requested by the underwriters at the time of the Company’s initial public offering. In addition, upon request of the Company or the underwriters managing a public offering of the Company’s securities (other than the initial public offering), Participant hereby agrees to be bound by similar restrictions, and to sign a similar agreement, in connection with no more than one additional registration statement filed within 12 months after the closing date of the initial public offering, provided that the duration of the lock-up period with respect to such additional registration shall not exceed 90 days from the effective date of such additional registration statement. Notwithstanding the foregoing, if during the last 17 days of the restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs, or prior to the expiration of the restricted period the Company announces that it will release earnings results during the 16-day period beginning on the last day of the restricted period, then, upon the request of the managing underwriter, to the extent required by any FINRA rules, the restrictions imposed by this Section 2.07 shall continue to apply until the end of the third trading day following the expiration of the 15-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. In no event will the restricted period extend beyond 216 days after the effective date of the registration statement. In order to enforce the restriction set forth above, the Company may impose stop-transfer instructions with respect to the Shares acquired under this Agreement until the end of the applicable stand-off period. The Company’s underwriters shall be beneficiaries of the agreement set forth in this Section 2.08.

If the underwriters release or waive any of the foregoing restrictions in connection with a transfer of shares of Common Stock, the underwriters shall notify the Company at least three business days before the effective date of any such release or waiver. Further, the Company will announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the underwriters shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (x) the release or waiver is effected solely to permit a transfer not for consideration and (y) the transferee has agreed in writing to be bound by the same terms of the lock-up provisions applicable in general to the extent, and for the duration, that such lock-up provision remain in effect at the time of the transfer.

Section 2.09 Administrator Authority. Unless an independent committee is constituted by the Board of Directors, the Board of Directors will have the power to interpret the Certificate of Designation and this Agreement and to adopt such rules for the administration, interpretation and application as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Shares have vested). All actions taken and all interpretations and determinations made by the Board of Directors or independent committee, as the case may be, in good faith will be final and binding upon Participant, the Company and all other interested persons. No member of the Board of Directors or independent committee, as the case may be, will be personally liable for any action, determination or interpretation made in good faith with respect to the Certificate of Designation or this Agreement.

Section 2.10 Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

Section 2.11 Agreement Severable. In the event that any provision in this Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement.

Section 2.12 Modifications to the Agreement. This Agreement and the Certificate of Designation constitute the entire understanding of the parties on the subjects covered. Participant expressly warrants that he or she is not accepting this Agreement in reliance on any promises, representations, or inducements other than those contained herein and in the Certificate of Designation. Modifications to this Agreement can be made only in an express written contract executed by a duly authorized officer of the Company and the Participant. Notwithstanding anything to the contrary in the Certificate of Designation or this Agreement, the Company reserves the right to revise this Agreement as it deems necessary or advisable, in its sole discretion and without the consent of Participant, to comply with Section 409A or to otherwise avoid imposition of any additional tax or income recognition under Section 409A in connection to this Agreement.

Section 2.13 Governing Law. This Agreement will be governed by the laws of the State of Delaware, without giving effect to the conflict of law principles thereof. For purposes of litigating any dispute that arises under this Agreement, the parties hereby submit to and consent to the jurisdiction of the State of Texas.

Section 2.14 Qualified Small Business Stock. As of and immediately following the date of the Agreement, (i) the Company is an eligible corporation as defined in Section 1202(e)(4) of the Code; (ii) the Company will not have made any purchases of its own stock during the one-year period preceding the Closing having an aggregate value exceeding 5% of the aggregate value of all its stock as of the beginning of such period; (iii) the Company’s aggregate gross assets, as defined by Code Section 1202(d)(2), have never exceeded and, after taking into account the proceeds from the sale of the Seed financing, will not exceed $50 million, taking into account the assets of any corporations required to be aggregated with the Company in accordance with Code Section 1202(d)(3); (iv) the Company will be a qualified small business within the meaning of Section 1202(e)(3) of the Code; and (v) the Company will be in compliance with the active business requirement of Section 1202(e) of the Code.

[Signatures of following page]

PARTICIPANT:	QSAM BIOSCIENCES, INC.

Signature	By:

Print Name	Title

Residence Address: